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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion of our report dated April 13, 1999, with respect to the audit of the consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 1998 of WorldWide Web NetworX Corporation which report appears in the Registration Statement (Form S-1 No.333-56176) and related prospectus for the registration of its common stock.

In addition, we also consent to the reference to our firm as experts in the Registration Statement.


/s/ Richard A. Eisner & Company, LLP


New York, New York
April 16, 2001